UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Centrus Energy Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CENTRUS ENERGY CORP.

SUPPLEMENTAL MATERIAL TO PROXY STATEMENT
FOR OUR ANNUAL MEETING TO BE HELD ON JUNE 17, 2020

This proxy statement supplement dated June 10, 2020 (this “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders of Centrus Energy Corp. (the “Company”) to be held on June 17, 2020 (the “Annual Meeting”).

On April 29, 2020, the Company commenced mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its stockholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Withdrawal of Director Nominee

On June 8, 2020, Mr. Michael O’Shaughnessy informed the Company that he will be unable to serve on the Board for personal reasons unrelated to the Company, and accordingly Mr. O’Shaughnessy will not stand for election at the Annual Meeting. Mr. O’Shaughnessy’s inability serve on the Board is not due to any dispute or disagreement with the Company. As a result, Mr. O’Shaughnessy’s name has been withdrawn from nomination to the Board. The Board has determined that no other nominee for election at the Annual Meeting will be named in place of Mr. O’Shaughnessy; the remaining nominees named in the Proxy Statement will continue to stand for election or re-election at the Annual Meeting.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Notwithstanding Mr. O’Shaughnessy’s withdrawal as a nominee for election to the Board, the Notice of Internet Availability and the form of proxy card made available with the Notice of the Annual Meeting remain valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining seven nominees, as named in the Proxy Statement, and instruction to vote for Mr. O’Shaughnessy will be disregarded and will not be counted. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by stockholders will remain valid and will be voted at the Annual Meeting, unless revoked. If you have not yet submitted your proxy or submitted your voting instructions, please disregard Mr. O’Shaughnessy’s name as a nominee for election as a director. None of the other items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Please refer to the Proxy Statement for instructions on how to submit your vote, or how you may change your vote if you have already voted.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its shareholders the Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its shareholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Supplement, because it contains important information.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

Please ensure that your shares are represented at the Annual Meeting, as your vote is important.

Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

June 11, 2020	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer
(Duly Authorized Officer and Principal Financial Officer)